



















































































                                   EXHIBIT 21.1















































            139













                        THIS PAGE LEFT BLANK INTENTIONALLY























































            140

                   HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                               LIST OF SUBSIDIARIES


               Subsidiary                          Jurisdiction

               AKG Acoustics GmbH                  Germany
               AKG Acoustics, Inc.                 Delaware
               AKG Acoustics India, Ltd.           India
               AKG Acoustics plc                   United Kingdom
               AKG Akustische u. Kino-Gerate
                Gessellschaft m.b.H.               Republic of
Austria
               Allen & Heath Brenell Limited       United Kingdom
               Amek Systems and Controls Ltd.      United Kingdom
               Amek Technology Group Plc           United Kingdom
               Atlantex Music Limited              United Kingdom
               Audax Industries, S.A.              France
               Audax of America, Inc.              Delaware
               Bandive Limited                     United Kingdom
               BSS Audio Ltd                       United Kingdom
               DOD Electronics Corporation         Utah
               Edge Technology Group Ltd.          United Kingdom
               Entel, Ltd.                         United Kingdom
               Environmental Investments, Ltd.     United Kingdom
               Epicure Products, Inc.              Delaware
               Fosgate, Inc.                       Delaware
               Gatehit Limited                     United Kingdom
               Hall Effects Laboratories, Ltd      United Kingdom
               Harco Properties, Inc.              Delaware
               Harman Belgium NV                   Kingdom of
Belgium
               Harman Deutschland GmbH             Germany
               Harman France, S.A.                 France
               Harman Holding A/S                  Denmark
               Harman Integrated Design
                Group Incorporated                 Delaware
               Harman International
                Foreign Sales Corporation          Guam
               Harman International
                Industries Limited                 United Kingdom
               Harman International
                Japan Co., Limited                 Japan
               Harman Investment Company, Inc.     Delaware
               Harman-Kardon Europa A/S            Denmark
               Harman-Kardon, Incorporated         Delaware
               Harman-Motive, Inc.                 Delaware

            141








                   HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                               LIST OF SUBSIDIARIES


               Subsidiary                          Jurisdiction

               Harman Motive Limited               United Kingdom
               Harman Audio Outlet, Inc.           Delaware
               Harman UK Limited                   United Kingdom
               Infinity Systems, Inc.              California
               JBL Incorporated                    Delaware
               JBL TM Corporation                  Delaware
               Lexicon, Incorporated               Massachusetts
               Lydig Export A/S                    Denmark
               Lydig of Scandinavia A/S            Denmark
               MBI Broadcast Systems Limited       United Kingdom
               MBI Consulting and Commissioning
                Limited                            United Kingdom

               Precision Devices, Ltd              United Kingdom
               Pyle Industries, Inc.               Indiana
               Quested Monitoring Systems Limited  United Kingdom
               Riverend Limited                    United Kingdom
               SCJ and AKG Ltd.                    Japan
               Sescord Limited                     United Kingdom
               Son-Audax Loudspeakers Limited      United Kingdom
               Soundcraft Electronics, Limited     United Kingdom
               Soundcraft Magnetics Limited        United Kingdom
               Studer Capital Inc.                 Tennessee
               Studer Deutschland GMBH             Germany
               Studer Editech Corp.                California
               Studer Professional Audio AG        Switzerland
               Studer Canada Limited               Canada
               Studer Japan Ltd.                   Japan
               Studer S.E. Asia Pte Ltd            Singapore
               Studer U.K. Limited                 United Kingdom
               Studer Wien Ges.MbH                 Republic of
Austria
               Studer Digitec S.A.                 France
               Total Audio Concepts Ltd.           United Kingdom
               Turbo Sound Ltd.                    United Kingdom
               Turbo Sound Rentals Ltd.            United Kingdom
               Turbo Sound Sales, Ltd.             United Kingdom
               Turnkey Ltd.                        United Kingdom




            142
